                                                                   EXHIBIT 10.39

                              EMPLOYMENT AGREEMENT
                              --------------------


     This EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of January
                                      ---------
21, 2000 by and between UNITED ROAD SERVICES, INC., a Delaware corporation (the "Company") and Harold Warren Borhauer, II (the "Employee"), an individual
 -------                                        --------
resident of the State of Arizona.


                                    RECITALS
                                    --------

     WHEREAS, the Company and its subsidiaries are engaged in the business of motor vehicle and equipment towing, recovery, repossession and transport services (the "Business");
               --------

     WHEREAS, the Company desires to employ Employee on a full-time basis and Employee is willing to be employed by the Company in that capacity on the terms and conditions set forth in this Agreement.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Employee hereby agree as follows:

     1. Employment.

        (a) Retention. The Company agrees to initially employ Employee as
            ---------
President of the Towing Division of the Company, and the Employee agrees to accept such employment and serve in such position, subject to the terms and conditions of this Agreement.

        (b) Employment Period. The period during which the Employee shall serve
            -----------------
as an employee of the Company (the "Employment Period") shall commence on the date hereof, and unless earlier terminated pursuant to this Agreement, shall expire eighteen (18) months from the date hereof (unless extended by mutual agreement of the parties hereto).

        (c) Duties and Responsibilities. During the Employment Period, the
            ---------------------------
Employee shall have such authority and responsibility and perform such duties as may be assigned to him from time to time at the direction of the Chief Executive Officer and the Board of Directors (the "Board") of the Company, and in the absence of such assignment, such duties customary to Employee's office as are necessary to the business and operations of the Company. During the Employment Period, the Employee's employment shall be full time and the Employee shall perform his duties honestly, diligently, competently, in good faith and in the best interests of the Company, and shall use his best efforts to promote the interests of the Company.

    (d)   Compensation.
          ------------

          (i) Base Salary and Bonus.  In consideration for the Employee's
              ---------------------
services hereunder and the restrictive covenants contained herein, the Employee shall be paid during the Employment Period an annual salary equal to $125,000 payable in equal installments (pro rated for portions of a pay period) on the Company's regular pay days, subject to withholding by the Company of all applicable federal and state income, social security, disability and other taxes as required by applicable law (the "Salary"). Employee shall also be eligible
                                    ------
for a performance bonus (the "Bonus") which may be awarded solely at the
                              -----
discretion of the Compensation Committee of the Board.

          (ii) Stock Options.  As an inducement essential to Employee entering
               -------------
into this Agreement, on the date of this Agreement, the Company shall grant Employee, pursuant to the Non-Qualified Stock Option Agreement attached hereto as Exhibit A (the "Stock Option Agreement"), options to purchase 60,000 shares
   ---------
of the Company's common stock at an exercise price of $2.375 per share.

        (e) Benefits. During the Employment Period, Employee shall be entitled
            --------
to participate in any insurance programs, pension plans and other fringe benefit plans and programs as are from time to time established and maintained for the benefit of the Company's employees of comparable rank and status as Employee, subject to the provisions of such plans and programs.

        (f) Expenses. In addition to the salary and benefits described above,
            --------
the Employee shall be reimbursed for all out-of-pocket expenses reasonably incurred by Employee on behalf of or in connection with the business of the Company, provided that such expenses will be reimbursed only (i) upon the presentation by Employee to the Company of such documentation as may be reasonably necessary to substantiate that all such expenses were incurred in the performance of Employee's duties, and (ii) if such expenses are consistent with all policies of the Company in effect from time to time as to the kind and amount of such expenses.

     2. Termination.
        -----------

        (a) Death, Disability and Cause. At any time during the Employment Period, the Company shall have the right to terminate Employee's employment with the Company for "Cause." Upon any such termination by the Company for Cause, Employee or his legal representatives shall be entitled to receive Salary payments through the date of termination as well as reimbursement for such expenses as Employee may have properly incurred on behalf of the Company as provided in Section 1(f) above prior to the date of termination. Upon payment of such amounts, the Company shall have no further obligations to Employee under this Agreement. "Cause" under this Agreement shall mean (i) the Employee's inability to perform Employee's duties and responsibilities as provided herein due to Employee's death, or any physical or mental disability or sickness extending for, or reasonably expected to extend for, a period greater than sixty
(60) days, (ii) the commission by Employee of any act materially detrimental to the Company, including but not limited to fraud, embezzlement, theft, bad faith, negligence, recklessness, dishonesty, insubordination or willful misconduct; (iii) incompetence or repeated failure or refusal to perform the duties required by this Agreement and as may be assigned to Employee from time to time; (iv) conviction of a felony or of any crime of moral turpitude; (v) any material misrepresentation by Employee to the Company regarding the operation of the business; or (vi) material breach of any covenant of this Agreement. If Employee shall resign or otherwise terminate Employee's employment with the Company, Employee shall be deemed for purposes of this Agreement to have been terminated for Cause, and from and after such resignation or termination, (i) the Company shall have no further obligations hereunder, and (ii) except as provided in Sections 3, 5, and 6 hereof and/or pursuant to the Employee Confidentiality Agreement attached as Exhibit B hereto, Employee shall have no further obligations hereunder to the Company.

        (b) Without Cause. At any time during the Employment Period, the Company shall have the right to terminate Employee's employment with the Company without Cause effective upon delivery of written notice to Employee. Upon any termination without Cause, Employee shall be entitled to continue to receive Salary payments for (i) one (1) year immediately following the date of such termination, or (ii) the remainder of the Employment Period, whichever is greater; provided, however, that Employee's right to continue to receive Salary payments pursuant to this Section 2(b) shall cease immediately upon a violation by Employee of any of the provisions of Sections 3 or 5 hereof or any of the provisions of the Employee Confidentiality Agreement attached hereto as
Exhibit B.
---------

     (c)  Vesting of Stock Options Upon Termination.
          -----------------------------------------

          (i) In the event that Employee's employment with the Company is terminated pursuant to Section 2(b) hereof after the date hereof and prior to January 21, 2001, thirty-three and one-third percent (33-1/3%) of the stock option granted to Employee pursuant to the Stock Option Agreement (the "Vesting Portion") will continue to vest upon the terms set forth in the Stock Option Agreement and the Company's 1998 Stock Option Plan, as if Employee had remained employed by the Company.

          (ii) In the event that (A) Employee's employment with the Company is terminated pursuant to Section 2(b) hereof after January 21, 2001 but prior to July 21, 2001, or (B) this Agreement is not renewed by the Company on or prior to July 21, 2001, in addition to any portion of the option that may have vested under the vesting schedule set forth in the Stock Option Agreement or under
Section 2(c)(i) hereof, thirty-three and one-third percent (33-1/3%) of the option granted to Employee pursuant to the Stock Option Agreement (the "Additional Vesting Portion") will continue to vest upon the terms set forth in the Stock Option Agreement and the Company's 1998 Stock Option Plan, as if Employee had remained employed by the Company.

          (iii) If during the period between the effective date of Employee's termination and the date any portion of Employee's option becomes fully vested as described in Sections 2(c)(i) or (ii) above, Employee commits a knowing violation of any of the provisions of Sections 3 or 5 hereof or the Confidentiality Agreement attached as Exhibit B hereto, the continued
                                      ---------
vesting of the Vesting Portion or the Additional Vesting Portion, as the case may be, of such option shall immediately cease.

     3. Restrictive Covenants. In consideration of the foregoing, Employee agrees that Employee shall not, directly or indirectly:

        (a) during the tenure of Employee's employment with the Company and for a period of two (2) years following termination thereof, alone or as a partner, joint venturer, officer, director, employee, manager, executive, advisor, consultant, agent, sales representative, independent contractor, owner, lender, financier, or security holder of any company or business, engage in any activity in direct or indirect competition with the Business conducted by the Company, its subsidiaries, successors or assigns (collectively, the "United Companies") anywhere in the United States or Canada; provided; however, that, the beneficial
                                         --------  -------
ownership of less than five percent (5%) of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this Section 3(a);

        (b) during the tenure of Employee's employment with the Company and for a period of two (2) years following termination thereof, directly or indirectly,
(i) induce any person which is a customer of the Business conducted by the United Companies to patronize any business directly or indirectly in competition with the Business conducted by the United Companies; (ii) canvass, solicit or accept from any person which is a customer of the United Companies, any such competitive business; or (iii) request or advise any person which has a business relationship with the Business conducted by the United Companies to withdraw, curtail or cancel any such person's business with such entity;

        (c) during the tenure of Employee's employment with the Company and for a period of two (2) years following termination thereof, directly or indirectly, employ, or knowingly permit any company or business directly or indirectly financed or controlled by Employee to employ, any person who is, at that time, employed by the United Companies, or in any manner seek to induce any such person to leave his or her employment with the United Companies;

        (d) at any time following the date hereof, directly or indirectly, in any way utilize the United Companies' customer lists or pricing data in connection with any business activity directly or indirectly in competition with the Business; and

        (e) except pursuant to court order or other judicial decree (and with prior notice to the United Companies thereof), engage in any pattern of conduct that involves the making or publishing of written or oral statements or remarks (including, without limitation, the repetition or distribution of derogatory rumors, allegations, negative reports or comments) which are disparaging, deleterious or damaging to the integrity, reputation or good will of any of the United Companies, their management, or of management of corporations affiliated with the United Companies;.

      4.  Change of Control.
          -----------------

          (a) Operation of Section 4. This Section 4 shall be effective, but not operative, immediately upon execution of this Agreement by the parties hereto and shall remain in effect so long as Employee remains employed by the Company, but shall not be operative unless and until there has been a Change of Control, as defined in subsection 4(b) hereof. Upon such Change of Control, this Section 4 shall become operative immediately.

          (b) Definition. For purposes of this Agreement, a "Change of Control" means (i) the sale of all or substantially all of the assets of the Company to any person or entity that, prior to such sale, did not control, was not under common control with, or was not controlled by, the Company, (ii) a merger or consolidation or other reorganization in which the Company is not the surviving entity or becomes owned entirely by another entity, unless at least fifty percent (50%) of the outstanding voting securities of the surviving or parent corporation, as the case may be, immediately following such transaction are beneficially held by such persons and entities in the same proportion as such persons and entities beneficially held the outstanding voting securities of the Company immediately prior to such transaction, (iii) any transaction or series of transactions which results in any person or "group" becoming the beneficial owner, directly or indirectly, of securities representing more than fifty percent (50%) of the outstanding voting securities of the Company, or (iv) any time that, as a result of a tender offer, merger, consolidation, sale of assets or contested election, or any combination of such transactions, the persons who were directors of the Company immediately before such transaction(s) cease to constitute a majority of the Board of Directors of the Company or of any successor to the Company within one year of such transaction.

          (c) Employee's Election Upon Change of Control. If, while Employee is employed by the Company, a Change of Control (as defined in subsection (b) of Section 4) occurs and one or more of the following events occurs:

               (i) The assignment to Employee of duties, responsibilities, or status inconsistent with his duties, responsibilities, and status prior to the Change of Control or a reduction or alteration in the nature or status of Employee's duties and responsibilities from those in effect prior to the Change of Control;

               (ii) A reduction by the Company in Employee's base salary or bonus (as in effect prior to the Change of Control);

               (iii) The failure to continue in effect the Company's insurance, disability, stock option plans, or any other employee benefit plans, policies, practices or arrangements in which Employee participates, or the failure to continue Employee's participation therein on substantially the same basis, both in terms of the amount of benefits provided and the level of Employee's participation relative to other participants, as existed prior to the Change of Control;

               (iv) The failure of the Company to obtain a satisfactory agreement from the successor to the Company to assume and agree to perform this Agreement;

               (v) Any purported termination by the Company of Employee's employment other than pursuant to Section 2(a) hereof; or

               (vi) The persons who were directors immediately before the transaction cease to constitute a majority of the Board of Directors of the Company;

Employee may, in his sole discretion, within six (6) months after the effective date of the Change of Control, give notice to the Company that he intends to elect to exercise his right to terminate his employment and receive the payments provided for in Section 4(d) hereof (the "Notice of Intention"). The right to give such Notice of Intention shall continue for six (6) months from the date of the Change of Control irrespective of any action by the Company pursuant to
Section 2(b) within such six (6) month period. In the event that Employee elects not to exercise such rights, Employee's employment with the Company shall continue on the terms and conditions provided in this Agreement. In the event that Employee does elect to exercise such rights, Employee's employment with the Company shall terminate effective as of the date upon which the Notice of Intention is received by the Company. Within ten (10) business days after the Company's receipt of the Notice of Intention, payment by the Company to Employee of the amounts set forth in Section 4(d)(i) below shall be made by cashier's check, accompanied by a written notice to Employee setting forth the Company's computation of the amount payable pursuant to Section 4(d). If Employee takes exception to the Company's computation of such amount, Employee may (but shall not be prejudiced in his right to later contest the amount actually paid by failure to do so) give a further written notice to the Company setting forth in reasonable detail Employee's exceptions to the Company's computation. If the Company and Employee are unable to resolve any dispute over the total amount to be paid to Employee pursuant to Section 4(d)(i) hereof in accordance with
Section 10 hereof within thirty (30) days after the date of the Notice of Intention, such dispute shall be submitted for resolution to an independent third party agreed upon between the Company and Employee and any additional amount that is determined to be owed by the Company to Employee pursuant to
Section 4(d)(i) hereof shall be paid to Employee by cashier's check within ten
(10) business days after such dispute has been finally resolved.

          (d)  Compensation Upon Change of Control.

               (i) If Employee gives the Notice of Exercise described in Section 4(c), the Company shall pay Employee a lump sum amount equal to Employee's Salary for (A) a period of one (1) year, or (B) the remainder of the Employment Period, whichever is greater. Notwithstanding anything to the contrary in this Agreement, in the event that the Company determines in good faith that any portion of the payments or other benefits set forth in this Section 4(d) constitutes an excess parachute payment under Section 280(G) of the Internal Revenue Code of 1986, as amended, then the Company shall have no obligation to provide such portion to Employee.

               (ii) Payment of the amount set forth in Section 4(d)(i) shall terminate Employee's rights to receive any and all other payments, rights or benefits pursuant to Sections 1 and 2 of this Agreement from the date of termination, other than any payments, rights or benefits arising from any other agreement, plan or policy which by its terms or by operation of law provides for the continuation of such payments, rights or benefits after the termination of Employee's relationship with the Company.

               (iii) The lump sum payment referred to in subsection (i) above shall be in addition to and shall not be offset or reduced by (x) any other amounts that have accrued or have otherwise become payable to Employee or his beneficiaries, but have not been paid by the Company, at the time Employee gives a Notice of Intention pursuant to Section 4(c) including, but not limited to, salary, disability benefits, retirement benefits, life and health insurance benefits, or any other compensation or benefit payment that is part of any valid previous, current, or future contract, plan or agreement, or (y) any indemnification payments that may be or become payable to Employee pursuant to the provisions of the Company's Certificate of Incorporation, By-laws, or similar policy, plan, or agreement relating to the indemnification of directors or officers of the Company under certain circumstances.

               (e) Vesting of Stock Options Upon Change of Control. In the event of a Change of Control, in addition to any benefits provided to Employee upon a Change of Control pursuant to the relevant stock option plan or stock option agreement governing any grant of stock options to Employee, and regardless of whether Employee intends to give a Notice of Intention pursuant to Section 4(c) hereof, any and all stock options granted to Employee pursuant to any of the Company's stock option plans prior to the effective date of such Change of Control that are unvested as of the effective date of such Change of Control will become fully vested and exercisable beginning two business days prior to the effective date of such Change of Control without regard to any vesting schedules established in the relevant option plan or option agreement.

          5.  Confidentiality. Employee acknowledges that Employee has, as a
              ---------------
material inducement to the Company entering into this Agreement, entered into an Employee Confidentiality Agreement, substantially in the form of Exhibit B
                                                                 ---------
attached hereto (the  "Confidentiality Agreement"), with the Company as of the
                       -------------------------
date hereof. Employee shall comply with all requirements and provisions of the Confidentiality Agreement.

          6.  Acknowledgments of the Parties.  The parties agree and acknowledge
              ------------------------------
that the restrictions contained in Sections 3 and 5 are reasonable in scope and duration and are necessary to protect the United Companies and that a portion of the compensation paid to Employee under this Agreement is paid in consideration of the covenants contained in Sections 3 and 5, the sufficiency of which consideration is hereby acknowledged. If any provision of Sections 3 or 5 as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other circumstance or the validity or enforceability of any other provisions of this Agreement. If the scope of any such provision, or any part thereof, is too broad to permit enforcement of such provision to its full extent, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. Employee agrees and acknowledges that the breach of Sections 3 and 5 will cause irreparable injury to the United Companies and upon breach of any provision of such Sections, the United Companies shall be entitled to injunctive relief, specific performance or other equitable relief; provided, however, that this shall in no way limit any other remedies which the United Companies may have (including, without limitation, the right to seek monetary damages). Each of the covenants in Sections 3 and 5 shall be construed as an agreement independent of any other provisions in this Agreement, and the existence of any claim or cause of action of Employee against the United Companies (including the subsidiaries thereof), whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the United Companies of such covenants. It is specifically agreed that the time periods stated in Sections 3(a), 3(b) and 3(c) shall be computed by excluding from such computation any time during which Employee is in violation of any provision of Section 3 or Section 5.

          7.  Notices. All notices, requests, demands, claims and other
              -------
communications hereunder shall be in writing and shall be deemed given if delivered by certified or registered mail (first class postage pre-paid), by guaranteed overnight delivery or by facsimile transmission if such transmission is confirmed as received, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other parties):

           if to the Company:

               United Road Services, Inc.
               17 Computer Drive West
               Albany, NY 12205
               Attention: Gerald R. Riordan, Chief Executive Officer (Telecopier: (518) 446-0580)

           with copies to:

               McDermott, Will & Emery
               600 13th Street N.W.
               Washington, D.C.  20005
               Attn:  Karen A. Dewis, Esq.,
               (Telecopier:  (202) 756-8087); and

           if to the Employee:

               Harold Warren Borhauer, II
               6940 W. Acoma Drive
               Peoria, AZ 85381
               (Telecopier:  (623) 979-4707)

           with copies to:

               Paul M. Levine, Esq.
               3636 North Central

               Suite 1050
               Phoenix, AZ 85012
               (Telecopier: (602) 230-9277

          8.  Amendment; Waiver. This Agreement may not be modified, amended,
              -----------------
supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

          9.  Assignment. This Agreement, and the Employee's rights and
              ----------
obligations hereunder, may not be assigned or delegated by Employee. The Company may assign its rights, together with its obligations hereunder, to any subsidiary of the Company, or any successor to the Company or any subsidiary.

          10.  Resolution of Disputes. The parties will attempt in good faith
               ----------------------
promptly by negotiations to resolve any dispute or controversy arising out of or relating to this Agreement or to the employment or termination of Employee by the Company. All negotiations pursuant to this clause are confidential and will be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.

          11.  Severability; Survival.  In the event that any provision of this
               ----------------------
Agreement is found to be void and unenforceable by a court of competent jurisdiction, then such unenforceable provision shall be deemed modified so as to be enforceable (or if not subject to modification then eliminated herefrom) for the purpose of those procedures to the extent necessary to permit the remaining provisions to be enforced. The provisions of Section 3, 5 and 9 and this Section 11 will survive the termination for any reason of Employee's relationship with the Company.

          12.  Counterparts. This Agreement may be signed in any number of
               ------------
counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

          13.  Governing Law. This Agreement shall be construed in accordance
               -------------
with and governed for all purposes by the laws of the State of New York.

          14.  Agency.  Nothing herein shall imply or shall be deemed to imply
               ------
an agency relationship between the Employee and the Company.

          15.  Entire Agreement. This Agreement (including any Schedules and
               ----------------
Exhibits attached hereto) and the Confidentiality Agreement executed in connection herewith, contain the entire understanding of the parties in respect of its subject matter and supersede all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter.


                            (Signature page follows)

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              UNITED ROAD SERVICES, INC.


                              By:      /s/ Gerald R. Riordan
                                 ---------------------------------------
                                       Gerald R. Riordan
                                       Chief Executive Officer


                              EMPLOYEE


                                       /s/ H.W. Borhauer II
                              ------------------------------------------
                                       Harold Warren Borhauer, II